Exhibit 99.1

                                         FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

In these times of economic uncertainty, I welcome this opportunity to reiterate the stability of your investment in Apple REIT Seven, Inc. In adherence with our strategy, the Company owns our entire portfolio of real estate with minimal debt on the assets. We have specifically structured the Company this way to minimize risk and virtually eliminate the possibility of losing any of our properties. Although the first quarter of 2009 brought challenging economic conditions to the hotel industry, the strength of our balance sheet, the quality of our portfolio and the expertise of our team continue to lend confidence to the long term success of our program.

Apple REIT Seven’s funds from operations (FFO) for the first quarter of this year totaled $13.2 million, or $0.14 per share. FFO for the first quarter of 2008 totaled $16.2 million or $0.18 per share. The dividend distribution for the three-month period ending March 31, 2009, was $0.22 per share, the equivalent of an eight percent annualized return based on an $11 share price. As announced in our 2008 Annual Report, due to the decline in earnings resulting from the current recession, our management team and Board of Directors have decided to lower the Apple REIT Seven annualized dividend rate to seven percent. The reduced amount will be effective with your May 15, 2009 payment.

Operational performance of the Apple REIT Seven portfolio, made up of 51 hotels with 6,424 guestrooms across 18 states, for the three-month period ending March 31, 2009, mirrored the hospitality industry as a whole. The average nightly occupancy rate at our hotels was 65 percent for the first quarter of this year, approximately eight percent behind rates for the same time last year. The average daily rate (ADR) among our hotels for the first quarter of 2009 was $116, five percent behind last year’s first quarter results. Overall, first quarter revenue per available room (RevPAR) was $75, 14 percent behind RevPAR for the same three-month period of 2008. In light of these declines in performance, we are aggressively working with our management companies to reduce operating expenses wherever possible while maintaining high levels of quality and service.

We are very excited about the upscale renovation of Apple REIT Seven’s full-service Marriott® in downtown Richmond, Virginia, which is scheduled to be unveiled in September of this year. The hotel’s guestrooms and fitness center have been completely transformed and work is currently being done to the hotel’s lobby, restaurant and exterior. The Company continues to practice a disciplined approach to the allocation of capital for property renovations, with a focus on projects we anticipate will provide the best return to our shareholders.

The current economic situation within the United States is unpredictable, making a forecast of future hotel operations difficult. Hospitality experts have predicted that hotel operations are nearing the bottom of the downturn and measures of performance could improve by the end of this year. Our strategic acquisitions, primarily on an all cash basis, have certainly provided a strong foundation for us to efficiently navigate these challenging times. Future shareholder reports will continue to outline Apple REIT Seven’s performance in detail. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31, 2009	Three months ended March 31, 2008
(In thousands except statistical data)
REVENUES
Room revenue	$43,374	$46,300
Other revenue	4,184	4,156
Total revenues	$47,558	$50,456

EXPENSES
Direct operating expense	$12,618	$13,350
Other hotel operating expenses	19,279	19,188
General and administrative	1,170	1,398
Depreciation	7,879	6,488
Interest, net	1,282	324
Total expenses	$42,228	$40,748

NET INCOME
Net income	$5,330	$9,708
Net income per share	$0.06	$0.11

FUNDS FROM OPERATIONS (A)
Net income	$5,330	$9,708
Depreciation of real estate owned	7,879	6,488
Funds from operations	$13,209	$16,196
FFO per share	$0.14	$0.18

WEIGHTED-AVERAGE SHARES OUTSTANDING	93,482	91,954

OPERATING STATISTICS
Occupancy	65%	71%
Average daily rate	$116	$122
RevPAR	$75	$87
Number of hotels owned	51	47
Dividends per share	$0.22	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2009	December 31, 2008
ASSETS
Investment in hotels, net	$918,469	$920,688
Cash and cash equivalents	9,417	20,609
Other assets	26,527	26,547
Total assets	$954,413	$967,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$108,522	$109,275
Other liabilities	13,125	12,816
Total liabilities	121,647	122,091
Total shareholders’ equity	832,766	845,753
Total liabilities & shareholders’ equity	$954,413	$967,844

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2009 and the results of operations for the interim period ended March 31, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3),
Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho
Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston,
San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. Our portfolio consists of 51 hotels, containing a total of 6,424 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HOMEWOOD SUITES, MIAMI, FL

BACK: HOMEWOOD SUITES, STAFFORD, TX; HAMPTON INN, SAN DIEGO, CA; SPRINGHILL SUITES, VANCOUVER, WA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.